SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): October 28, 2004



                             InfoSonics Corporation
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Maryland                   005-79915                   33-0599368
 ---------------------------      ---------------             -----------------
(State or other jurisdiction     (Commission File            (IRS Employer
     of incorporation)                    Number)            Identification No.)



                            5880 Pacific Center Blvd.
                               San Diego, CA 92121
                     --------------------------------------
                    (Address of principal executive offices)
                                   (Zip Code)



        Registrant's telephone number, including area code (858) 373-1600
                                                           --------------

Item 1.01     Entry into a Material Definitive Agreement.
---------------------------------------------------------

On October 28, 2004, the registrant, through its wholly owned subsidiary, Axcess Mobile, LLC ("Axcess"), executed an Agreement for Purchase and Sale of Assets (the "Agreement") with The Mobile Solution Corporation, a Delaware corporation ("TMS") by which the leases for six of the registrant's mall-based retail locations were assigned to TMS. The assignment did not release the registrant from future lease obligations with respect to these locations. The Agreement was effective as of October 28, 2004.

Pursuant to the Agreement, TMS agreed to purchase from Axcess assets consisting of kiosks and related trade fixtures and equipment together with all right, title and interest held by Axcess under certain Tenancy Agreements with respect to each of six kiosk locations in Westfield Shoppingtown Centers. TMS paid to Axcess $150,000.00 upon the execution of the Agreement. Additionally, TMS agreed to assume all of Axcess' obligations under Axcess' existing contracts with respect to the security system and its monitoring, DSL, and telephone lines.

The Agreement includes both Buyer's and Seller's indemnification clauses in which TMS and Axcess agree to indemnify and hold harmless the other party upon the occurrence of certain events.


Item 2.01     Completion of Acquisition or Disposition of Assets.
-----------------------------------------------------------------

On October 28, 2004, the registrant, through its wholly owned subsidiary, Axcess, entered into the agreement described under Item 1.01 above.


Item 8.01     Other Events
--------------------------
On October 29, 2004, the registrant issued the press release attached hereto as
Exhibit 99.1.


Item 9.01(c)  Exhibits.
-----------------------
Exhibit
Number              Exhibit Title
------              -------------

10.1                Agreement for Purchase and Sale of Assets between Axcess and
                    TMS.

99.1                Press Release issued by registrant October 29, 2004.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  November 3, 2004                     INFOSONICS CORPORATION



                                            By:  /s/  Jeffrey Klausner
                                               --------------------------------
                                                      Jeffrey Klausner
                                                      Chief Financial Officer